UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2016

LAREDO PETROLEUM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 900, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Amendment of Omnibus Equity Incentive Plan

Laredo Petroleum, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, May 25, 2016.  At the Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Laredo Petroleum, Inc. 2011 Omnibus Equity Incentive Plan (the “2011 Plan”) to, among other things, increase the maximum number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable under the 2011 Plan from 10,000,000 shares to 24,350,000 shares (the 2011 Plan, as amended and restated, the “Amended Incentive Plan”). The Company’s Board of Directors (the “Board”) had previously approved the Amendment on March 30, 2016, subject to stockholder approval.

Under the Amended Incentive Plan, awards of stock options, including both incentive stock options and nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units, stock bonus awards and performance compensation awards may be granted to current and future employees, consultants and directors of the Company and its subsidiaries, provided that incentive stock options may be granted only to employees. The Amended Incentive Plan will terminate automatically on December 20, 2021.  No awards will be granted under the Amended Incentive Plan after the termination date, but awards granted prior to the termination date may extend beyond such date.

The principal terms of the Amended Incentive Plan are described in the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 4, 2016, which description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Amended Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Forms of Award Agreements

The Compensation Committee (the “Committee”) of the Board approved the following new forms of award agreements for use in connection with grants of awards under the Amended Incentive Plan: (1) form of restricted stock agreement, attached hereto as Exhibit 10.2; (2) form of stock option agreement, attached hereto as Exhibit 10.3; and (3) form of performance share unit award agreement, attached hereto as Exhibit 10.4, each of which is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As discussed above, the Company held its Annual Meeting on Wednesday, May 25, 2016. At the Annual Meeting, the Company’s stockholders were requested to: (1) elect B.Z. (Bill) Parker, Pamela S. Pierce and Ambassador Francis Rooney (the “Class III Directors”) to serve on the Board for terms of office expiring at the Company’s 2019 Annual Meeting of Stockholders and thereafter until each of their successors is elected and qualified or his or her earlier resignation or removal; (2) approve the Amendment and the performance-based compensation terms under the Amended Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; (3) ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and (4) approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers. As of March 28,

2016, the record date for the Annual Meeting, there were 213,447,648 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and a total of 200,532,455 (approximately 93.9%) were represented in person or by proxy at the Annual Meeting, constituting a quorum. The following tables present the final voting results on proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Company’s definitive proxy statement filed on April 4, 2016:

1. Each of the Class III Directors was elected to the Board to serve a three-year term expiring at the Company’s 2019 Annual Meeting of Stockholders and thereafter until his or her successor is elected and qualified or his or her earlier resignation or removal. Votes regarding the election of these directors were as follows:

NOMINEE	VOTES FOR	WITHHELD	BROKER NON-VOTES
B.Z. (Bill) Parker	190,224,250	475,804	9,832,401

Pamela S. Pierce	189,858,837	841,217	9,832,401

Ambassador Francis Rooney	156,781,599	33,918,455	9,832,401

2. The Amendment and the performance-based compensation terms under the Amended Incentive Plan were approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
179,511,289	10,862,783	325,982	9,832,401

3. Grant Thornton LLP was ratified as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
200,164,387	113,574	254,494	0

4. The voting results for the advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
178,067,473	12,200,385	432,196	9,832,401

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1#	Laredo Petroleum, Inc. Omnibus Equity Incentive Plan, as amended and restated as of March 30, 2016
10.2#	Form of Restricted Stock Agreement
10.3#	Form of Stock Option Agreement
10.4#	Form of Performance Share Unit Award Agreement

#  Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Date: May 25, 2016	By:	/s/ Kenneth E. Dornblaser
Kenneth E. Dornblaser
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1#	Laredo Petroleum, Inc. Omnibus Equity Incentive Plan, as amended and restated as of March 30, 2016
10.2#	Form of Restricted Stock Agreement
10.3#	Form of Stock Option Agreement
10.4#	Form of Performance Share Unit Award Agreement

#  Management contract or compensatory plan or arrangement